CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 26, 2010, relating to the financial statements and financial highlights of High Income Fund of BlackRock Bond Fund, Inc. appearing in the Annual Report on Form N-CSR of BlackRock Bond Fund, Inc. for the year ended September 30, 2010. We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 2010, related to the financial statements and financial highlights of High Income Portfolio of Managed Account Series appearing in the Annual Report on Form N-CSR of Managed Account Series for the year ended April 30, 2010. We also consent to the references to us under the headings “Other Service Providers—Independent Registered Public Accounting Firm” and “Form of Agreement and Plan of Reorganization—Representations of the Target Company, on behalf of the Target Fund” in the Combined Prospectus/Proxy Statement, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

March 31, 2011